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                                                                    EXHIBIT 99.1

                     INDEPENDENT ACCOUNTANTS' REVIEW REPORT

The Board of Directors and Stockholders Of Input/Output, Inc. and subsidiaries

    We have reviewed the accompanying consolidated balance sheet information of Input/Output, Inc. and subsidiaries (the Company) as of September 30, 2001, the related consolidated statements of operations for the three-month and nine-month periods ended September 30, 2001 and the related statement of cash flows for the nine-month period ended September 30, 2001. These consolidated financial statements are the responsibility of the Company's management.

    We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards in the United States, the objective of which is an expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

    Based on our review, we are not aware of any material modifications that should be made to the accompanying consolidated interim financial statements referred to above for them to be in conformity with accounting principles generally accepted in the United States of America.

    The financial statements of Input/Output, Inc. as of December 31, 2000, were audited by other auditors whose report dated February 1, 2001, expressed an unqualified opinion on those statements.

    As described in Note 12, the Company has restated its balance sheet and cash flow statement at September 30, 2001 related to the accounting for a previously reported sale/leaseback of its Stafford facilities completed in August 2001.

                                                  /s/ PricewaterhouseCoopers LLP

Houston, Texas
November 14, 2001, except for the effect of Note 12 for which the date is March 28, 2002